As filed with the Securities and Exchange Commission on January 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTICS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	77-0118518
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1109 McKay Drive
San Jose, California 95131
(Address of Principal Executive Offices) (Zip Code)
SYNAPTICS INCORPORATED 2025 INDUCEMENT EQUITY PLAN
(Full title of the plan)
Ken Rizvi
Senior Vice President and Chief Financial Officer
1109 McKay Drive
San Jose, California 95131
(Name and address of agent for service)
(408) 904-1100
(Telephone number, including area code, of agent for service)

Copies to:

Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary Synaptics Incorporated 1109 McKay Drive San Jose, California 95131 Tel: (408) 904-1100 Fax: (408) 904-1110	Mark M. Bekheit Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Tel: (650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Synaptics Incorporated (the “Registrant”) is filing with the Securities and Exchange Commission (the “SEC”) this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering 1,700,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) for issuance under the Synaptics Incorporated 2025 Inducement Equity Plan (the “Inducement Plan”) adopted by the compensation committee of the Registrant's board of directors on January 27, 2025. The Inducement Plan provides for, among other things, the grant of nonqualified stock options, restricted stock units, dividend equivalents, and stock appreciation rights to eligible individuals.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024 filed with the SEC on August 23, 2024.

(b) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 12, 2024.

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024 filed with the SEC on November 7, 2024.

(d) The Registrant’s Current Reports on Form 8-K filed with the SEC on October 31, 2024, November 13, 2024, November 19, 2024, November 21, 2024, November 26, 2024, and January 28, 2025.

(e) The description of the Registrant’s Common Stock contained in Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019, filed with the SEC on August 23, 2019, including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s certificate of incorporation and bylaws provide, in general, that the Registrant will indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), to each person who is or was a director or officer of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”). In addition, the Registrant has adopted provisions in its bylaws and entered into indemnification agreements that require it to indemnify its directors, officers, and certain other representatives of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

Under Delaware law, to the extent that an Indemnitee is successful on the merits or otherwise in defense of an action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her if he or she is a present or former director or officer of the Registrant, or otherwise may indemnify him or her, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action, suit, or proceeding.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable to the Registrant, he or she cannot be indemnified unless a court determines that he or she is fairly and reasonably entitled to indemnity for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant may also advance expenses (including attorneys’ fees) incurred by other employees and agents of the Registrant upon such terms and conditions, if any, that the board of directors of the Registrant deems appropriate.

The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the Registrant’s certificate of incorporation and bylaws.

The Registrant has entered into indemnification agreements with its directors and executive officers to give its directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and bylaws and to provide additional procedural protections. The Registrant intends to enter into a similar agreement with its future directors and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS

Item 8.	Exhibits.

Exhibit No.		Description

4.1	(1)	Amended and Restated Certificate of Incorporation

4.2	(2)	Third Amended and Restated Bylaws

4.3	(3)	Form of Common Stock Certificate

5.1		Opinion of Latham & Watkins LLP

23.1		Consent of Latham & Watkins LLP (included in Exhibit 5.1 above)

23.2		Consent of KPMG LLP, the Registrant’s independent registered public accounting firm

24.1		Power of Attorney (included on the signature page of this Form S-8)

99.1		Synaptics Incorporated 2025 Inducement Equity Plan

107.1		Filing fee table

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 000-49602), filed with the SEC on October 26, 2023, and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 000-49602), filed with the SEC on August 2, 2010, and incorporated herein by reference

(3)	Filed as Exhibit 4 to Registrant’s Annual Report on Form 10-K (File No. 000-49602), filed with the SEC on September 12, 2002, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS
(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on January 30, 2025.

SYNAPTICS INCORPORATED

By:	/s/ Michael E. Hurlston
Michael E. Hurlston
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Hurlston and Ken Rizvi, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date

/s/ Michael E. Hurlston	President, Chief Executive Officer and	January 30, 2025
Michael E. Hurlston	Director (Principal Executive Officer)

/s/ Ken Rizvi	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 30, 2025
Ken Rizvi	Officer)

/s/ Esther Song	Vice President and Corporate Controller (Principal Accounting Officer)	January 30, 2025
Esther Song

/s/ Nelson C. Chan	Chairman of the Board and Director	January 30, 2025
Nelson C. Chan

/s/ Jeffrey D. Buchanan	Director	January 30, 2025
Jeffrey D. Buchanan

/s/ Keith B. Geeslin	Director	January 30, 2025
Keith B. Geeslin

/s/ Susan J. Hardman	Director	January 30, 2025
Susan J. Hardman
/s/ Patricia Kummrow	Director	January 30, 2025
Patricia Kummrow

/s/ Vivie Lee	Director	January 30, 2025
Vivie Lee

/s/ James L. Whims	Director	January 30, 2025
James L. Whims